SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) March 6, 2002
                                                     -------------------

                      Fortune Credit & Insurance Services Inc.
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                Exact Name of Registrant as Specified in Charter)


         Nevada                      0-29081                 98-0169082
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(State or other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


                8756 122nd Avenue NE Kirkland, WA            98033
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            (Address of Principal Executive Offices)       (Zip Code)


      Registrant's telephone number, including area code  (425) 827-7817
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                         Saratoga International Holdings Corp.
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          (Former Name or Former Address, if Changed Since Last Report)



Item 5.  OTHER EVENTS

A Plan of Reorganization and Share Exchange Agreement dated as of June 4, 2001 was entered into between the Company and AgentsWanted.Net Inc. (the "Agents Agreement") which closed in July, 2001. The Company's capital formation plan, including the plan to finance implementation of Agent's business development plan has been adversely affected by a number of economic factors beyond the control of the Company including:

* The effects of the general rescessionary economy
* The recent general slide in the telecommunications industry has negatively impacted the Company's telecommunications services subsidiary, Saratoga Telecom Corp.
* The impact of the general decline in the stock market, coupled with the World Trade Center incident resulted in a curtailment in financing development stage businesses by many traditional financing sources.

As a consequence, the Company has been unable to raise capital sufficient to finance its business development plan. The Agents Agreement and related Plan of Reorganization failed to culminate in the manner expected and intended by the parties thereto. Due to the aforementioned factors, the Company has recently adopted a revised plan of reorganization and has taken various action steps including the following:

1. Rescission of Agents Agreement
The Company and the former principals of Agents have mutually agreed to a rescission of the June 4, 2001 Agents Agreement under a Rescission Agreement dated as of February 4, 2002. Under the Rescission Agreement, the Company has agreed to return ownership of AgentsWanted.Net Inc. to Agents former owners. The 30,000,000 shares of the Company's common stock and the 15,000,000 shares of the Company's Series "B" Preferred stock are to be returned to, or made available to the Company, or otherwise cancelled. As of February 27, 2002 over 80% of such shares have been made available to the Company and other terms and conditions of the Rescission Agreement have substantially been consummated.

2. Discontinuance of Saratoga Telecom Corp's Operations
As previously reported in the Company's Form 10-Q filed for the quarterly period ended July 31, 2001, the operations of Saratoga Telecom Corp. were discontinued on or about July 31, 2001.

3. Cancellation of Saratoga Telecom Corp. Spin-Off and Issuance of Warrants Under the June, 2001 Plan of Reorganization, the Company planned and intended to consummate a spin-off of Saratoga Telecom Corp. and to issue common stock purchase warrants to the Company's stockholders. Due to the aforementioned financial adversities affecting the Company, the rescission of the Agents Agreement and the discontinuance of Saratoga Telecom Corp's operations, the Board of Directors determined that the intended June, 2001 Plan of Reorganization had been adversely affected by events unforeseen at the time the plan was adopted. Further, due to the above factors, the current low price of the Company's stock, and lack of market for Saratoga Telecom Corp's stock, there would be little or no value to the Company's stockholders by completing the spin-off of Saratoga Telecom Corp. or the issuance of Company warrants to the stockholders. Therefore, the June, 2001 Plan of Reorganization has been terminated and the related plan to spin-off Saratoga Telecom Corp. and issue Company warrants has been cancelled.

The Company is seeking other business opportunities and is in negotiations with a possible candidate. Further information will be made available upon concluding any substantive agreements.

The Company's newly appointed auditors have recently commenced their audit of the Company's financial statements for the fiscal year ended October 31, 2001. The Company is also in the process of preparing the related annual Form 10-KSB and plans to file it as soon as the audit and the Form 10-KSB are available for filing.

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Expression of future goals and similar expressions reflecting something other than historical fact involve risks and uncertainties. The actual results the company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:
                                    Fortune Credit & Insurance Services Inc.
March 6, 2002                       By:  /s/ Patrick F. Charles

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                                    Patrick F. Charles
                                    CEO, President and Director